UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
In December 2010, The Scotts Miracle-Gro Company (the “Company”) accepted a binding offer (the “Offer Letter”) from Israel Chemicals Ltd. (“ICL”) to acquire a significant majority of the assets of the Company’s global professional business (excluding the non-European professional seed business, “Global Pro”) for $270 million in an all-cash transaction, subject to certain adjustments at closing. ICL, the Company and The Scotts Company LLC (“Scotts”), a wholly-owned subsidiary of the Company, intend to enter into a definitive share and business sale agreement providing for the sale of Global Pro by Scotts to ICL in accordance with the Offer Letter. The transaction is expected to close by the end of the Company’s second quarter of fiscal 2011, subject to regulatory review and the satisfaction of certain other conditions.
On February 10, 2011, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2011, reflecting Global Pro as discontinued operations separate from the results of continuing operations and, accordingly, reclassified the Company’s historical results to reflect Global Pro as discontinued operations. Furthermore, the Company’s reportable segments were revised to reflect the reclassification of Global Pro as discontinued operations. Following this revision, the Company now divides its business into the following reportable segments — Global Consumer and Scotts LawnService®. Finally, reclassifications were also made to prior period segment amounts to reflect changes in the allocation of certain shared expenses among the segments, which in management’s judgment better align those expenses with the associated drivers and benefits.
The Company is filing this Current Report on Form 8-K to retrospectively reflect Global Pro as discontinued operations and retrospectively reflect the Company’s current reportable segments. Attached hereto as Exhibit 99.1 are the following unaudited condensed consolidated selected financial data of the Company:
•	Reported and adjusted annual results of operations for fiscal 2010, 2009, 2008 and 2007;
•	Reported and adjusted quarterly results of operations for fiscal 2010;
•	Net Sales and Income from Continuing Operations before Income Taxes by Segment by quarter and on an annual basis for fiscal 2010 and on an annual basis for fiscal 2009; and
•	Condensed, Consolidated Quarterly Balance Sheets for fiscal 2010 to reflect Global Pro as held for sale.
This Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2011 and other Company filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Unaudited Condensed, Consolidated Selected Financial Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: February 17, 2011	By:	/s/ David C. Evans
		Printed Name:	David C. Evans
		Title:	Chief Financial Officer & EVP, Strategy and Business Development

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Unaudited Condensed, Consolidated Selected Financial Data

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